SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 33-131084

Date of Report: November 27, 2007

FLEURS DE VIE, INC

 (Exact name of registrant as specified in its charter)

Nevada                                                                                                          20-2388650

(State of other jurisdiction

(IRS Employer

of incorporation or organization)

Identification No.)

c/o American Union Securities 100 Wall Street – 15th Floor, New York, NY          10005

(Address of principal executive offices) (Zip Code)

212-232-0120

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Appointment of Certain Officers

On November 27, 2007 Dr. Huakang Zhou resigned from his positions as President, Secretary and Treasurer of Fleurs de Vie, Inc., and as a member of its Board of Directors. On the same date, the Board of Directors elected Mr. Changming Zhang and Mr. Yongjun Wang to serve as a member of its Board of Directors.  Mr. Zhang will serve as President, Chief Executive Officer. Mr. Wang will serve as Chief Financial Officer, Secretary, and Treasurer. Information regarding Mr. Zhang and Mr. Wang follows.

Mr. Changming Zhang. Since 2004 Mr. Zhang has been employed as president and incorporator of Harbin D&C Electric Sci-tech Joint Stock Co. Ltd. He graduated from Northeast Forestry University engineering department in 1983 where he earned his bachelor’s degree. He is 53 years old.

Mr. Yongjun Wang. From 2000 to 2006, Mr. Wang was Manager of the Heilongjiang Chengyong Investment Company. Before that, he was Vice Manager of Heilongjiang Securities Company and an official of the Harbin municipal government. He is 54 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 27, 2007

FLEUR DE VIE, INC.

By: /s/ Changming Zhang

Changming Zhang, Chief Executive Officer